ACQUISITION AGREEMENT

THIS AGREEMENT is dated April 22, 2008

BETWEEN:

Tom Zapatinas, an individual residing in the Province of Alberta;

Efthmios Voidis, an individual residing in Greece;

Elias Voidis, an individual residing in Greece;

Konstantina Tsoukali, an individual residing in Greece;

Arsenia Floropoulou, an individual residing in Greece;

Elias Salatas, an individual residing in Greece, and

Rick Walchuk, an individual residing in Greece.

(hereinafter referred to as the “Shareholders”)

AND

SUN WORLD PARTNERS INC., a company incorporated pursuant to the laws of the State of Nevada.

(hereinafter referred to as “Sun World”)

AND

H-PAY CARD INC., a company incorporated pursuant to the laws of the Province of Alberta, Canada.

(hereinafter referred to as “H Pay”)

AND

KIMBERLEY COONFER, an individual residing in the Province of Alberta, Canada

(hereinafter referred to as “Coonfer”)

AND

CARIBBEAN OVERSEAS INVESTMENTS LTD., a company incorporated pursuant to the laws of Belize, Central America.

(hereinafter referred to as “Caribbean”)

AND

TIEMPO DE MEXICO LTD., a company incorporated pursuant to the laws of the

Province of Alberta, Canada.

(hereinafter referred to as “Tiempo”)

WHEREAS:

A.

H Pay is a private Alberta company having an address at 1530 – 9th Avenue SE, Calgary, Alberta T2G 0T7;

B.

The Shareholders are the registered and beneficial owners of 100% percent of the issued and outstanding shares of H Pay being 12,000,000 common shares, (the “Shareholders Shares”);

C.

Sun World is a public reporting company which is registered with the U.S. Securities and Exchange Commission, having an office address at 1601-14 Street SW., Calgary, Alberta,T3C 1E3.

D.

Sun World desires to acquire all of the issued and outstanding shares of H Pay (the “H Pay Shares”) from the Shareholders on the basis of one common share of Sun World to be exchanged for each one common share of H Pay for a total of 12,000,000 common shares to be issued by Sun World (the “Sun World Shares”) to the Shareholders; and

E.

The Parties wish to make provision for the divesture of Sun World’s currently owned subsidiary, Tiempo by way of the transfer of all of the issued and outstanding shares of Tiempo (the “Tiempo Shares”) to Coonfer and Caribbean in exchange for the return to treasury of a total of  5,000,000 common shares of Sun World  (the “Cancellation Shares”) currently held by Coonfer and Caribbean and to make provisions in regard to the outstanding intercompany loans between Tiempo and Sun World pursuant to the terms of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual premises and the mutual covenants and agreements contained herein, the parties covenant and agree each with the other as follows:

ARTICLE I

DEFINITIONS

Section 1.01.  The following terms shall have the following respective meanings:

(a)

“Closing Date” shall mean on or before April 30, 2008, or any other date that the parties hereto agree to in writing;

(b)

“Share Exchange” shall mean the transfer, by the Shareholders, of the H Pay Shares to Sun World in exchange for the Sun World Shares;

(c)

“Share Redemption and Settlement” shall mean the redemption and cancellation of the Cancellation Shares for the Tiempo Shares and the forgiveness of the intercompany loans between Tiempo and Sun World as reflected on the financial statement of Sun World as at the Closing Date.

ARTICLE II

THE SHARE EXCHANGE  AND SHARE REDEMPTION AND SETTLEMENT

Section 2.01.

Exchange.  Based upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Shareholders agree to transfer the H Pay Shares to Sun World in exchange for Sun World issuing to the Shareholders, 12,000,000 Sun World Shares pursuant to Schedule 2.01.

Section 2.02.  Redemption.  Based upon the terms and subject to the conditions of this Agreement on the Closing Date, Coonfer and Caribbean shall tender the Cancellation Shares in exchange for the Tiempo Shares.

Section 2.03.

Settlement.  Based upon the terms and subject to the conditions of this Agreement on the Closing Date, any and an amount of $100,000 of the inter-company debt between Tiempo and Sun World shall be written off on the books of said companies.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF H PAY

Section 3.01.

Organization, Standing and Authority; Qualification.

(a)

H Pay is a corporation duly organized, validly existing and in good standing under the laws of the Province of Alberta with all requisite power and authority to enter into, and perform the obligations under the Agreement.  H Pay has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

(b)

H Pay is duly qualified or otherwise authorized to transact business and is in good standing in the jurisdiction of the Province of Alberta, which is the only jurisdiction in which such qualification or authorization is required by law.  No other jurisdiction has claimed, in writing or otherwise, that H Pay is required to qualify or otherwise be licensed therein.  H Pay does not file any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom.

Section 3.02.

Capitalization.   The H Pay Shares are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights and are the only shares of H Pay issued and outstanding as at the date of this Agreement and shall be the only shares of H Pay issued and outstanding as at the date of Closing.

Section 3.03.

Corporate Status of H Pay

(a)

At the Closing H Pay will deliver to Sun World true, correct and complete copies of the Certificate or Articles of Incorporation and By-laws or comparable instruments (certified by the corporate secretary thereof) of H Pay.

(b)

The minute books of H Pay  accurately reflect all actions taken at all meetings and consents in lieu of meetings of its stockholders, and all actions taken at all meetings and consents in lieu of meetings of each of their boards of directors and all committees.

Section 3.04.

Execution and Delivery.  This Agreement has been duly executed and delivered by H Pay and thereby constitutes a valid and binding agreement, enforceable against H Pay in accordance with its terms.

Section 3.05.

Consents and Approvals.  H Pay shall obtain the requisite shareholder and Board of Directors approval for the execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein and shall deliver same at Closing.

Section 3.06.

No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)

violate any provisions of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of H Pay;

(b)

violate, conflict with or result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or agreement to which H Pay is a party to by or to which any of them or any of their respective assets or properties may be bound or subject;

(c)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon H Pay or upon the H Pay Shares or the properties or business of H Pay;

(d)

violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to H Pay; or

(e)

result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license.

Section 3.07.

Options or Other Rights.

(a)

There is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option, contract or other agreement of any kind to purchase or otherwise to receive from H Pay any of the outstanding, unauthorized or treasury shares of the Common Stock of H Pay,  other than those disclosed in this Agreement; and

(b)

there is no outstanding security of any kind convertible into any common shares of H Pay, and, except as aforesaid, there is no outstanding contract or other agreement to purchase, redeem or otherwise acquire any of the H Pay Shares.

Section 3.08.

H Pay Financial Statements.

(a)

H Pay has, or will have prior to the Closing Date, provided to Sun World the audited financial statements of H Pay for the period from inception, being January 28, 2008, to February 29, 2008, (the “H Pay Financial Statements”).

(b)

The H Pay Financial Statements shall be true, correct and complete in all material respects and fairly present the financial condition of H Pay and the results of its operations for the period then ended and shall be prepared in conformity with US  generally accepted accounting principles applied on a consistent basis.

Section 3.09.

Material Information.

(a)

This Agreement, the Schedules hereto, the H Pay Financial Statements and all other information provided in writing by H Pay, or representatives thereof, to Sun World, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.

(b)

There are no facts or conditions, which have not been disclosed to Sun World in writing, which, individually or in the aggregate, could have a material adverse effect on H Pay or a material adverse effect on the ability of H Pay to perform any of its obligations pursuant this Agreement.

Section 3.10.

Absence of Certain Changes.  Since

the date of the H Pay Financial Statements, there has been no event, change or development which could have a material adverse effect on H Pay.

Section 3.11.

Undisclosed Liabilities.  Except as reflected or reserved against in the H Pay Financial Statements, as of and for the period reflected therein, H Pay was not on that date subject to, and since that date H Pay has not incurred, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be reflected or reserved against on a financial statement (“Liabilities”), which individually or in the aggregate exceeds $200,000.

Section 3.12.  Operations of H Pay.  Except as contemplated by this Agreement, since the date of the H Pay Financial Statements, H Pay has not:

(a)

amended its Certificate or Articles of Incorporation or By-laws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

(b)

issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any shares of its capital stock or any bonds, notes, debentures or other evidence or indebtedness;

(c)

incurred any indebtedness for borrowed money or incurred or assumed any other liability in excess of $150,000 in any one case (or, in the aggregate, in the case of any related series of occurrences) or $250,000 in the aggregate;

(d)

declared or paid any dividends or declared or made any other distributions of any kind to its shareholders;

(e)

made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or generally accepted accounting principles;

(f)

made any loan or advance to any of  its shareholders or to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business;

(g)

entered into any lease (as lessor or lessee) under which H Pay is obligated to make or would receive payments in any one year of $75,000 or more;

(h)

sold, abandoned or made any other disposition of any of its assets or properties;

(i)

granted or suffered any lien on any of its assets or properties;

(j)

entered into or amended any contracts to which it is a party, or by or to which it or its assets or properties are bound or subject which if existing on the date hereof would be required to be disclosed in Section 3.16;

(k)

made any acquisition of all or a substantial part of the assets, properties, securities or business of any other person or entity;

(l)

paid, directly or indirectly, any of its material liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

(m)

terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract that is or was material to the assets, liabilities, business, property, operations, prospects, results of operations or condition (financial or otherwise of H Pay); or

(n)

entered into any other contract or other transaction that materially increases the liabilities of H Pay.

Section 3.13.

Compliance with Laws.  H Pay is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, provincial, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on H Pay, H Pay has not received written notice that any violation is being alleged.

Section 3.14.  Permits and Licenses

(a)

H Pay has all permits and licenses that are necessary for the ownership and conduct of its business, and such permits and licenses are or, shall be, in full force and effect and are or, shall be, sufficient for the ownership and conduct of such business;

(b)

no violations exist or have been recorded in respect of any such permit or license; and, to the best of H Pay’s knowledge, no proceeding is pending or threatened that would suspend, revoke or limit any such permit.

Section 3.15. Actions and Proceedings.

(a)

there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving H Pay or against or involving any of the H Pay Shares; and

(b)

to the best of H Pay’s knowledge, there are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or threatened against or involving H Pay or any of the H Pay Shares.

Section 3.16.  Contracts.

(a)

there have been delivered or made available to Sun World true, correct and complete copies of each of the contracts set forth in Schedule 3.16 or in any other Schedule.  Each such contract is valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with its terms, and neither H Pay nor any of H PAY’s other affiliates, as the case may be, is in default in any respect under any of them; and

(b)

without limiting the generality of section 3.16(a), H Pay is not a party to any:

(i)

contracts with any current or former officer, director, employee, consultant, agent or other representative which is not disclosed;

(ii)

contracts for the purchase or sale of equipment or services that contain an escalation, renegotiation or re-determination clause or that can be cancelled without liability, premium or penalty only on ninety days’ or more notice;

(iii)

contracts for the sale of any of its assets or properties or for the grant to any person of any preferential rights to purchase any of its or their assets or properties;

(iv)

contracts (including with limitation, leases of real property) calling for an aggregate purchase price or payments in any one year of more than $100,000 in any one case (or in the aggregate, in the case of any related series of contracts);

(v)

contracts relating to the acquisition by H Pay of any operating business of, or the disposition of any operating business by, any other person;

(vi)

executory contracts relating to the disposition or acquisition of any investment or of any interest in any person;

(vii)

joint venture contracts or agreements;

(viii)

contracts under which H Pay agrees to indemnify any party, other than in the ordinary course of business or in amounts not in excess of $100,000, or to share tax liability of any party;

(ix)

contracts containing covenants of H Pay not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with  H Pay in any line of business or in any geographical area;

(x)

contracts relating to the making of any loan by H Pay;

(xi)

contracts relating to the borrowing of money by H Pay or the direct or indirect guaranty by H Pay of any obligation for, or an agreement by H Pay to service, the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person, including, without limitation,

(1)

any contract with respect to lines of credit;

(2)

any contract to advance or supply funds to any other person other than in the ordinary course of business;

(3)

any contract to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered;

(4)

any keep-well, make-whole or maintenance of working capital or earnings or similar contract; or

(5)

any guarantee with respect to any lease or other similar periodic payments to be made by any other person;

(xii)

contracts for or relating to computers, computer equipment, computer software or computer services; and

(xiii)

any other material contract whether or not made in the ordinary course of business.

Section 3.17.

Liens.  H Pay has marketable title to all of its assets and properties free and clear of any liens, other than those liens disclosed in Schedule  3.17 appended hereto.

Section 3.18.

Officers, Directors and Key Employees.

(a)

H Pay does not have any contract or agreement with any of its officers, directors, employees or consultants whose annual salary equals or exceeds $100,000 or who received or has accrued in respect of such period a bonus equal to or in excess of $100,000; and

(b)

H Pay does not have any commitments or contracts to increase the wages or to modify the condition or terms of employment or consultancy of any of the employees or consultants of H Pay, including the aggregate cost to H Pay of all such commitments or contracts.

Section 3.19.

Brokerage.  No broker or finder has acted, directly or indirectly, for the H Pay nor has H Pay incurred any finder’s fee or other commission, in connection with the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Section 4.01.

Execution and Delivery.  This Agreement has been duly executed and delivered by the Shareholders and thereby constitutes a valid and binding agreement, enforceable against the Shareholders in accordance with its terms.

Section 4.02.

Consents and Approvals.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein do not require the Shareholders to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or entity.

Section 4.03.

Title to Stock.

(a)

The Shareholders have valid title to the H Pay Shares free and clear of all liens or encumbrances, including, without limitation, any community property claim; and

(b)

Upon delivery of the H Pay Shares on the Closing Date, as herein provided, Sun World shall acquire good and marketable title thereto, free and clear of any lien, including, without limitation, any community property claim.

Section 4.04. Actions and Proceedings.

(a)

there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving any of the H Pay Shares held by the Shareholders; and

(b)

to the best of the Shareholder’s knowledge, there are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or threatened against or involving the H Pay Shares.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SUN WORLD

Sun World represents and warrants to the Shareholders as follows:

Section 5.01.

Organization, Standing and Authority of Sun World.  Sun World is a corporation duly organized, validly existing under the laws of the State of Nevada  and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.  Sun World acknowledges that it is presently in good standing in the State of Nevada.

Section 5.02.

Execution and Delivery.  This Agreement has been duly authorized, executed and delivered by Sun World and constitutes the valid and binding agreement of Sun World enforceable against Sun World in accordance with its terms.

Section 5.03.

Consents and Approvals.  H Pay shall obtain all required approvals for the execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein and shall deliver same at Closing.

Section 5.04.

No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)

violate any provision of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of Sun World;

(b)

violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which Sun World are a party or by or to which their assets or properties may be bound or subject;

(c)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Sun World or upon the securities, assets or business of Sun World;

(d)

violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Sun World or to the securities, properties or business of Sun World; or

(e)

result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by Sun World.

Section 5.05.

Capitalization.

(a)

Schedule 5.05 sets forth the total issued and outstanding common shares, which is the only class of Sun World’s capital stock issued and outstanding at Closing, other than the newly authorized share issuances as indicated in this Agreement.

(b)

Schedule 5.05 also sets forth all the outstanding warrants and options and any other security issued by Sun World that carry the right to purchase additional shares of Sun World Shares and the terms thereof at Closing.

Section 5.06.

Brokerage.  No broker or finder, has acted, directly or indirectly, for Sun World, nor have Sun World incurred any obligation to pay any brokerage, finder’s fee or other commission in connection with the transactions contemplated by this Agreement.

Section 5.07.

Certificate of Incorporation and By-Laws.

(a)

At Closing Sun World shall deliver to the Shareholders true, correct and complete copies of the Certificate or Articles of Incorporation  and By-laws or comparable instruments of Sun World; and

(b)

The minute books of Sun World accurately reflect all actions taken at all meetings and consents in lieu of meetings of its shareholders, and all actions taken at all meetings and consents in lieu of meetings of its board of directors and all committees for the period from incorporation to the date hereof.

Section 5.08.

Material Information.  This Agreement, the Schedules attached hereto and all other information provided, in writing, by Sun World or representatives thereof to the Shareholders, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.  There are no facts or conditions which have not been disclosed to the Shareholders in writing which, individually or in the aggregate, could have a material adverse effect on Sun World or a material adverse effect on the ability of Sun World to perform any of their obligations pursuant to this Agreement.

Section 5.09.

Financial Statements.

(a)

Sun World’s audited financial statements for the years ended May 31, 2007, and the unaudited nine month period ending February 29, 2008 (the “Sun World Financial Statements”) are true, correct and complete in all material respects and fairly present the financial condition of Sun World and the results of its operations for the periods then ended and were prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis; and

(b)

The Shareholders have the right to inspect, review and approve any debts incurred by Sun World subsequent to the date of this Agreement that individually or in aggregate exceed $10,000.

Section 5.10.

Undisclosed Liabilities. Sun World has no liabilities except as reflected in the Sun World Financial Statements as of and for the period reflected therein, Sun World was not, as of May 31, 2007, subject to, and since that date Sun World has not incurred, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be reflected or reserved against on a financial statement (“Liabilities”), other than those reflected in the Sun World Financial Statements.

Section 5.11.

Compliance with Laws.  To the best of Sun World’s knowledge, Sun World is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on Sun World and Sun World has not received written notice that any violation is being alleged.

Section 5.12.

Actions and Proceedings.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving Sun World.  There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of Sun World threatened against or involving Sun World.

Section 5.13.

Contracts.

(a)

there are no existing undisclosed contracts in Sun World; and

(b)

without limiting the generality of section 5.13(a) and excluding any obligation referenced in this Agreement, Sun World is not a party to any:

(i)

contracts with any current or former officer, director, employee, consultant, agent or other representative having more than three months to run from the date hereof or providing for an obligation to pay and/or accrue compensation of $10,000 or more per annum, or providing for the payment of fees or other consideration in excess of $10,000 in the aggregate to any officer or director of Sun World, or to any other entity in which Sun World has an interest;

(ii)

contracts for the purchase or sale of equipment or services that contain an escalation, renegotiation or re-determination clause or that can be cancelled without liability, premium or penalty only on ninety days’ or more notice;

(iii)

contracts for the sale of any of its assets or properties or for the grant to any person of any preferential rights to purchase any of its or their assets or properties;

(iv)

contracts (including with limitation, leases of real property) calling for an aggregate purchase price or payments in any one year of more than $150,000 in any one case (or in the aggregate, in the case of any related series of contracts);

(v)

contracts relating to the acquisition by Sun World of any operating business of, or the disposition of any operating business by, any other person, other than as represented in this Agreement;

(vi)

executory contracts relating to the disposition or acquisition of any investment or of any interest in any person;

(vii)

joint venture contracts or agreements;

(viii)

contracts under which Sun World agrees to indemnify any party, other than in the ordinary course of business or in amounts not in excess of $100,000, or to share tax liability of any party;

(ix)

contracts containing covenants of Sun World not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with  Sun World in any line of business or in any geographical area;

(x)

other than disclosed in Schedule 5.13 appended hereto, contracts relating to the making of any loan by Sun World;

(xi)

contracts relating to the borrowing of money by Sun World or the direct or indirect guarantee by Sun World of any obligation for, or an agreement by Sun World to service, the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person, including, without limitation,

(1)

any contract with respect to lines of credit;

(2)

any contract to advance or supply funds to any other person other than in the ordinary course of business;

(3)

any contract to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered;

(4)

any keep-well, make-whole or maintenance of working capital or earnings or similar contract; or

(5)

any guarantee with respect to any lease or other similar periodic payments to be made by any other person;

(xii)

contracts for or relating to computers, computer equipment, computer software or computer services; or

(xiii)

any other material contract whether or not made in the ordinary course of business.

Section 5.14.

Officers, Directors and Key Employees.  Sun World does not have any contract or agreement with any of its officers, directors, employees or consultants whose annual salary equals or exceeds $100,000 or who received or has accrued in respect of such period a bonus equal to or in excess of $50,000; and Sun World does not have any commitments or contracts to increase the wages or to modify the condition or terms of employment or consultancy of any of the employees or consultants of Sun World, including the aggregate cost to Sun World of all such commitments or contracts.

Section 5.15.

Operations of Sun World.  Except as contemplated by this Agreement, since the date of the Sun World Financial Statements, Sun World has not:

(a)

amended its Certificate or Articles of Incorporation or By-laws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

(b)

other than disclosed in Schedule 5.05 appended hereto, issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any shares of its capital stock or any bonds, notes, debentures or other evidence or indebtedness;

(c)

incurred any indebtedness for borrowed money or incurred or assumed any other liability in excess of $150,000 in any one case (or, in the aggregate, in the case of any related series of occurrences) or $250,000 in the aggregate;

(d)

declared or paid any dividends or declared or made any other distributions of any kind to its shareholders;

(e)

made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or generally accepted accounting principles;

(f)

made any loan or advance to any of  its shareholders or to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business;

(g)

entered into any lease (as lessor or lessee) under which Sun World is obligated to make or would receive payments in any one year of $100,000 or more;

(h)

sold, abandoned or made any other disposition of any of its assets or properties;

(i)

granted or suffered any lien on any of its assets or properties;

(j)

entered into or amended any contracts to which it is a party, or by or to which it or its assets or properties are bound or subject which if existing on the date hereof would be required to be disclosed in Schedule 5.13;

(k)

made any acquisition of all or a substantial part of the assets, properties, securities or business of any other person or entity;

(l)

paid, directly or indirectly, any of its material liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

(m)

terminated or failed to renew, or received any written threat (that was no subsequently withdrawn) to terminate or fail to renew, any contract that is or was material to the assets, liabilities, business, property, operations, prospects, results of operations or condition (financial or otherwise) of Sun World; or

(n)

entered into any other contract or other transaction that materially increases the liabilities of Sun World.

Section 5.16.

Absence of Certain Changes.  Since

the date of the Sun World Financial Statements, there has been no event, change or development which could have a material adverse effect on Sun World.

ARTICLE VI

THE SHAREHOLDERS’S COVENANTS AND AGREEMENTS

Section 6.01.

Conduct of Businesses in the Ordinary Course.  From the date of this Agreement to the Closing Date, the Shareholders shall cause H Pay to conduct its business substantially in the manner in which it is currently conducted and to not undertake any of the actions specified in Sections 3.12 and 3.14, nor enter into any Contract described in Section 3.16, without the prior written consent of Sun World.

Section 6.02.

Preservation of Permits and Services.  From the date of this Agreement to the Closing Date, the Shareholders shall cause H Pay to use its best efforts preserve any permits and licenses in full force and effect and to keep available the services, and preserve the goodwill, of its present officers, employees, agents, and consultants.

Section 6.03.  Litigation.   From the date of this Agreement to the Closing Date, the Shareholders shall notify Sun World promptly of any actions or proceedings of the type described in Section 3.15 that from the date hereof are threatened or commenced against H Pay or against any officer, director, employee, properties or assets of H Pay with respect to its affairs, or against any of the H Pay Shares and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 6.04.

Conduct of the Shareholders Pending the Closing Date.  From the date of this Agreement to the Closing Date:

(a)

the Shareholders shall use, and the Shareholders shall cause H Pay to use, its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article III shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and

(b)

the Shareholders shall promptly notify Sun World of any event, condition or circumstance occurring from the date of this Agreement to the Closing Date that would constitute a violation or breach of this Agreement by the Shareholders

Section 6.05.  Corporate Examinations and Investigations.  Prior to the Closing Date, Sun World shall be entitled, through its employees and representatives, to make such reasonable investigation of the assets, liabilities, properties, business and operations of H Pay and its subsidiaries, and such examination of the books, records, tax returns, results of operations and financial condition of H Pay.  Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and the Shareholders and H Pay and the employees and representatives of H Pay, including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination.

Section 6.06.

Acquisition Proposals.  From the date of this Agreement to the Closing Date, neither the Shareholders nor H Pay, nor any of the officers, directors, affiliates, employees, representatives or agents of H Pay, shall, directly or indirectly, solicit, initiate or participate in any way in discussions or negotiations with, or provide any information or assistance to, or enter into any contract with any person, entity or group (other than Sun World) concerning any acquisition of a substantial equity interest in, or in a merger, consolidation, liquidation, dissolution, disposition of assets of H Pay or any disposition of any of the H Pay Shares (other than pursuant to the transactions contemplated by this Agreement) (each, an “Acquisition Proposal”), or assist or participate in, facilitate or encourage any effort or attempt by any other person or entity to do or seek to do any of the foregoing.  The Shareholders shall promptly communicate to Sun World the terms of any Acquisition Proposal, which any of them may receive.

Section 6.07.

Expenses.  H Pay, shall bear its own expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, actuaries, and accountants.

ARTICLE VII

SUN WORLD COVENANTS AND AGREEMENTS

Section 7.01.

Conduct of Businesses in the Ordinary Course.  From the date of this Agreement to the Closing Date, Sun World shall conduct its business substantially in the manner in which it is currently conducted and shall not enter into any Contract described in Section 5.13, or undertake any of the actions specified in Sections 5.15 or 5.16, without the prior written consent of the Shareholders.

Section 7.02.

Preservation of Permits and Services.  From the date of this Agreement to the Closing Date, Sun World shall use its best efforts to preserve any permits and licenses in full force and effect and to keep available the services of its respective present officers, employees, consultants and agents and to preserve their goodwill.

Section 7.03.

Litigation. From the date of this Agreement to the Closing Date, Sun World shall notify the Shareholders of any actions or proceedings of the type described in Section 5.12 that are threatened or commenced against Sun World or against any officer, director, employee, properties or assets of Sun World with respect to their affairs and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 7.04.

Conduct of Sun World Pending the Closing.  From the date hereof through the Closing Date,

(a)

Sun World shall use their best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article V shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date

(b)

Sun World shall promptly notify the Shareholders of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by Sun World.

Section 7.05.  Corporate Examinations and Investigations.  Prior to the Closing Date, the Shareholders, or H Pay, shall be entitled, through its employees and representatives, to make any investigation of the assets, liabilities, properties, business and operations of Sun World such examination of the books, records, tax returns, results of operations and financial condition of Sun World.  Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and Sun World and the employees and representatives of Sun World, including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination

Section 7.06.

Expenses.  Sun World shall bear their own expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, actuaries, and accountants.

Section 7.07.

Further Assurances.  Sun World shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

Section 7.08.  Directors and Good Standing:  On or subsequent to the Closing Date, Sun World shall take all necessary corporate steps to cause:

(a)

the appointment of directors as designated by the Shareholders to the Board of Sun World;

(b)

to file with the State of Nevada such documents as shall be required to bring Sun World into good standing in the State of Nevada.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE OBLIGATION OF SUN WORLD TO CLOSE

The obligation of Sun World to enter into and complete the Share Exchange and related transactions contemplated by the Agreement is subject, at Sun World’s option, acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or before the Closing Date, of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

Section 8.01.

Representations and Covenants.

(a)

the representations and warranties of the Shareholders and H Pay contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period;

(b)

the Shareholders and H Pay shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or before the Closing Date.  The Shareholders and H Pay shall each have delivered to Sun World a certificate, dated the Closing Date, and signed by each of the Shareholders and H Pay to the foregoing effect.

Section 8.02.

Governmental Permits and Approvals.

(a)

all approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by H Pay to continue to be carried on by H Pay substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and Sun World shall have been furnished with appropriate evidence, reasonably satisfactory to it, of the granting of such approvals, authorizations, consents, permits and licenses; and

(b)

there shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement;

Section 8.03.

Third Party Consents.  All consents, permits and approvals from parties to contracts with H Pay that may be required in connections with the performance by the Shareholders of their obligations under this Agreement or the continuance of such contracts with H Pay in full force and effect after the Closing Date, shall have been obtained.

Section 8.04.

Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on H Pay.

Section 8.05

No Change in Capitalization.  On the Closing Date, the capitalization of H Pay shall be as represented.

Section 8.06

No Severance Payments.  No Shareholders shall be entitled to severance or change of control payments by H Pay as a result of this Agreement being performed.

ARTICLE IX

CONDITIONS PRECEDENT TO THE OBLIGATION OF

THE SHAREHOLDERS TO CLOSE

The obligation of the Shareholders to enter into and complete the Share Exchange, and related transactions contemplated by this Agreement, is subject, at the Shareholder’s option acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment, on or before the Closing Date, of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

Section 9.01.

Representations and Covenants.

(a)

The representations and warranties of Sun World contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period;

(b)

Sun World shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date.  Sun World shall each have delivered to the Shareholders a certificate dated the Closing Date, and signed by an authorized signatories of Sun World to the foregoing effect.

Section 9.02.

Capitalization of Sun World.  On the Closing Date, the capitalization of Sun World shall be as represented in Schedule 9.02, which represents the complete capitalization as at the Closing Date as per this Agreement, and includes the return to treasury of a total of 5,000,000 shares of Sun World by Coonfer and Caribbean.

Section 9.03

Divestiture of Tiempo.  On the Closing Date, Sun World shall have exchanged all of the issued and outstanding shares of Tiempo for 5,000,000 shares of Sun World with Coonfer and Caribbean and shall have cancelled the 5,000,000 shares of Sun World.  Further, the agreed to intercompany loan of Tiempo shall be reduced by the amount of $100,000 as inducement for Coonfer and Caribbean to enter into this Agreement.

ARTICLE X

OBLIGATIONS OF COONFER, CARIBBEAN AND TIEMPO

Section 10.01

Return of Shares to Treasury.  On or before the Closing Date, Coonfer and Caribbean shall  deliver to Sun World a total of 5,000,000 shares of the common stock of Sun World duly executed for cancellation.

Section 10.02

Acknowledgment of Debt.  On or before the Closing Date, Tiempo shall deliver to Sun World a promissory note for the remaining intercompany debt owing to Sun World after the write down of $100,000 of debt as required by this Agreement.  The promissory note shall be for a term of one year and shall bear interest at the rate of five (5%) percent per annum.

ARTICLE XI

CLOSING ARRANGEMENTS

Section 11.01

Closing Location.  The closing of the Share Exchange and the other transactions contemplated by this Agreement (“The Closing”) will take place at 13:00 (MST) on the Closing Date at the offices of Sun World’s Solicitor, or such other date or location as the parties may agree to in writing.

Section 11.02.

The Shareholders’ Closing Documents.  At the Closing, the Shareholders will tender to Sun World:

(a)

Certified copies of resolutions of the directors of H Pay in a form satisfactory to Sun World acting reasonably, authorizing:

(i)

the execution and delivery of this Agreement;

(ii)

the transfer of the H Pay Shares to, and registration of the H Pay Shares in the name of, Sun World, and issue of new share certificates representing the H Pay Shares in the name of Sun World;

(b)

Share certificates issued in the name of the Shareholders representing the H Pay Shares duly endorsed for transfer to Sun World;

(c)

Share certificates issued in the name of the Shareholders representing the Sun World Shares;

(d)

Share certificates registered in the name of Sun World, representing the H Pay Shares;

(e)

A copy of the register of members of H Pay showing Sun World as the registered owner of the H Pay Shares;

(f)

A certificate executed by each of the Shareholders certifying that Sun World conditions in Section 8.01(b) have been satisfied; and

(g)

All corporate records and books of account of H Pay including minute books, share registers and annual reports, and a certificate of good standing.

Section 11.03.

Sun World Closing Documents.  At the Closing, Sun World will tender to the Shareholders:

(a)

Copies of resolutions of the directors of Sun World in a form satisfactory to the Shareholders, acting reasonably, authorizing:

(i)

the execution and delivery of this Agreement;

(ii)

the amendments as specified in 7.08(a);

(b)

share certificates, registered in the names of the Shareholders, representing the Sun World Shares;

(c)

a certified copy of the share issuance order of Sun World showing the Shareholders as the registered owners of the Sun World Shares;

(d)

A certificate executed by Sun World certifying that the Shareholders’ conditions in Section 9.01(b) have been satisfied.

Section 11.04.

The parties hereto mutually agree to conduct the Closing by relying upon the exchange of solicitors’ undertakings and that the Closing shall take place in the following sequence:

(a)

Sun World’ Solicitor will deliver to the Shareholders’ Solicitor Sun World Closing Documents, upon the latter’s undertaking to hold them in trust;

(b)

Upon receipt of Sun World Closing Documents, the Shareholders’ Solicitor will hold them in trust until it is able to deliver to Sun World Solicitor the Shareholders’ Closing Documents;

(c)

The Shareholders’ Solicitor will then deliver to Sun World Solicitor the Shareholders’ Closing Documents;

(d)

Upon receipt of the Shareholders’ Closing Documents, Sun World Solicitors shall release the Shareholders’ Closing Documents to Sun World and the Shareholders’ Solicitor shall release Sun World Closing Documents to the Shareholders.

ARTICLE XII

MISCELLANEOUS

Section 12.1.

Public Notices.  The parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated and no party shall act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

Section 12.2.

Time.  Time shall be of the essence hereof.

Section 12.3.  Notices.  Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered or faxed to the party to whom it is given or, if mailed, by prepaid registered mail addressed to such party at:

(a)

if to H Pay Shareholders, at: 1530 - 9th Avenue S.E., Calgary, Alberta T2G 0T7

(b)

if to Sun World, at: 1601 - 14th St S.W., Calgary, Alberta, Canada T3C 1E3

(c)

if to Coonfer, at: 1601 - 14th St S.W., Calgary, Alberta, Canada T3C 1E3

(d)

 if to Tiempo, at: 1601 - 14th St S.W., Calgary, Alberta, Canada T3C 1E3

(e)

if to Caribbean at: 12 Baymen Ave and Calle Al Mar, Belize City, Belize

Or at such other address as the party to whom such writing is to be given shall have last notified to the party giving the same in the manner provided in this clause.  Any notice mailed shall be deemed to have been given and received on the fifth business day next following the date of its mailing unless at the time of mailing or within five business days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary and usual course, in which case any notice shall only be effectively given if actually delivered or sent by telecopy. Any notice delivered or faxed to the party to whom it is addressed shall be deemed to have been given and received on the business day next following the day it was delivered or faxed.

Section 12.4.

Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Nevada and the parties submit and attorn to the jurisdiction of the courts of the State of Nevada.

Section 12.5.

Severability.  If a court of other tribunal of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Section 12.6.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral or written, by and between any of the parties with respect to the subject matter hereof.

Section 12.7.

Further Assurances.  The parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

Section 12.8.

Enurement.  This Agreement and each of the terms and provisions hereof shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

Section 12.9.

Counterparts.  This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument.

Section 12.10.

Currency.  All amounts expressed in this document are in US Dollars, unless otherwise specified.

IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first above written.

“The Shareholders”

H PAY CARD INC., an Alberta corporation

/s/ Tom Zapatinas

By:/s/ Tom Zapatinas

Tom Zapatinas

Name: Tom Zapatinas

Title:   President

/s/ Efthmios Voidis

SUN WORLD PARTNERS, INC.

Efthmios Voidis

By:/s/ Ron Lizee

/s/ Elias Voidis_________________

Name:  Ron Lizee

Elias Voidis

Title:    Director

TIEMPO DE MEXICO LTD.

/s/ Konstantina Tsoukali _________

Konstantina Tsoukali

By:/s/ Kimberley Coonfer

Name:  Kimberley Coonfer

/s/ Arsenia Floropoulou__________

Title:    Director

Arsenia Floropoulou

/s/ Elias Salatas_________________

/s/ Kimberley Coonfer

Elias Salatas

Kimberley Coonfer

/s/ Rick Walchuk_______________

CARIBBEAN OVERSEAS INVESTMENTS

Rick Walchuk

LTD.

By: /s/ Clifford Winsor

Name:  Clifford Winsor

Title:  Authorized Signatory

SCHEDULE 2.01

SHARE EXCHANGE

H PAY Shareholder	H PAY Shares Held	H PAY Shares to be Transferred to Sun World
Tom Zapatinas	9,000,000	9,000,000
Efthmios Voidis	500,000	500,000
Elias Voidis	500,000	500,000
Konstantina Tsoukali	500,000	500,000
Arsenia Floropoulou	500,000	500,000
Elias Salatas	500,000	500,000
Rick Walchuk	500,000	500,000

Sun World Shares Issued to H Pay Shareholders	Recipient H PAY Shareholder
9,000,000	Tom Zapatinas
500,000	Efthmios Voidis
500,000	Elias Voidis
500,000	Konstantina Tsoukali
500,000	Arsenia Floropoulou
500,000	Elias Salatas
500,000	Rick Walchuk

SCHEDULE 3.16

LIST OF CONTRACTS

OF

H PAY CARD INC.

None.

SCHEDULE 3.17

LIST OF ASSETS AND PROPERTY FOR

WHICH LIENS ARE REGISTERED AGAINST

OF

H PAY CARD INC.

None.

SCHEDULE 5.05

CAPITALIZATION

OF

SUN WORLD PARTNERS INC.

Common Stock

Number of Shares
Current SUWO Shareholders	8,750,000
Less: Shares Exchanged by Purchasers	(5,000,000)

Current SUWO Shareholders after Exchange	3,750,000
Plus: Shares Issued to Current H PAY Shareholders	12,000,000

Total Shares Outstanding	15,750,000

Warrants, Options, ROFR, Pre-empted Rights

None

SCHEDULE 5.13

LISTS OF CONTRACTS RELATING TO

THE MAKING OF A LOAN

BY

SUN WORLD PARTNERS INC.

None.

SCHEDULE 9.02

CAPITALIZATION

OF

SUN WORLD PARTNERS INC.

No changes have been made to the Capitalization of Sun Words Partners Inc.